Exhibit 10(a)










                             EMPLOYMENT AGREEMENT

                                      OF

                                ROBERT D. BATES











                      As amended through January 1, 1997

                               Table of Contents
                               -----------------

Section 1.  Term of Employment                                          2

Section 2.  Position and Responsibilities                               3

Section 3.  Standard of Care                                            3

Section 4.  Compensation                                                4

Section 5.  Expenses                                                    9

Section 6.  Employment Terminations                                     10

Section 7.  Change in Control                                           20

Section 8.  Covenants and Remedies                                      32

Section 9.  Assignment                                                  34

Section 10.  Dispute Resolution and Notice                              35

Section 11.  Miscellaneous                                              36

Section 12.  Governing Law                                              37

Section 13.  Parent Guarantee                                           37

                              EMPLOYMENT AGREEMENT


This EMPLOYMENT AGREEMENT, originally entered into, and effective as of the 1st day of March, 1995 (hereinafter referred to as the "Effective Date"), by and between Guarantee Mutual Life Company, as predecessor in interest to Guarantee Life Insurance Company (the "Company") and Robert D. Bates (hereinafter referred to as the "Executive"), is amended and restated, effective as of the 1st day of January, 1997, among other things, to add The Guarantee Life Companies, Inc., the Company's parent (the "Parent"), as a party hereto.

WHEREAS, the Executive is presently employed by the Company and the Parent in the capacity of Chairman of the Board, President, and Chief Executive Officer; and

WHEREAS, the Executive possesses considerable experience and knowledge of the business and affairs of the Company and the Parent concerning its policies, methods, personnel, and operations; and

WHEREAS, the Company recognizes that the Executive's contribution has been substantial and meritorious and, as such, the Executive has demonstrated unique qualifications to act in an executive capacity for the Company and the Parent; and

WHEREAS, the Company and the Parent are desirous of assuring the continued employment of the Executive as Chairman of the Board, President, and Chief Executive Officer and the Executive is desirous of having such assurances.

NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements of the parties set forth in this Agreement, and of other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:


     Section 1  Term of Employment

The Company and the Parent hereby agree to employ the Executive and the Executive hereby agrees to continue to serve the Company and the Parent in accordance with the terms and conditions set forth herein, for an initial period of three (3) years (the "Initial Term"), commencing as of the Effective Date of this Agreement, as indicated above.

The term of this Agreement shall automatically be extended for one (1) additional year on the first anniversary date of the Effective Date and on each subsequent anniversary thereof (regardless of whether such anniversary occurs during the Initial Term of this Agreement or during an extension thereof), unless the Company or the Executive gives the other party written notice that it does not wish to extend the term of this Agreement, delivered prior to the date as of which the term of the contract would otherwise be extended pursuant to this paragraph.

In the event such notice of intent not to extend is properly delivered by either party, this Agreement, along with all corresponding rights, duties, and covenants shall automatically expire at the end of the Initial Term or such extended term as is then applicable.

However, regardless of the above, if at any time during the term of this Agreement, a Change in Control of the Parent occurs, then this Agreement shall become immediately irrevocable, except as expressly provided in Sections 6 or 7 hereof, and shall in all events continue in effect for the greater of (i)
                                                                       -
twenty-four (24) months from the end of the month in which such Change in Control becomes effective or (ii) the then remaining term, and subject to
                              --
further extensions pursuant to this Section 1. Further, notwithstanding the provisions of this Section 1, this Agreement may be terminated earlier, as expressly provided in Sections 6 and 7 herein.

     Section 2  Position and Responsibilities

During the term of this Agreement the Executive agrees to serve as President and Chief Executive Officer of the Company and the Parent and, if so elected, as Chairman of the Board of Directors of the Company and the Parent. In the capacity of President and Chief Executive Officer, the Executive shall be the highest ranking officer of the Company and the Parent and shall have full authority and responsibility, subject to the control of the Board of Directors, for the overall strategic direction, management, and leadership of the Company and the Parent.


     Section 3  Standard of Care

During the term of this Agreement, the Executive agrees to devote substantially his full time, attention, and energies to the Company's and the Parent's business and shall not be engaged in any other business activity, whether or not such business activity is pursued for gain, profit, or other pecuniary advantage. However, subject to Section 8 herein, the Executive may serve as a director of other companies with the prior written approval of the Board and such approval by the Board shall not be withheld unreasonably. The Executive covenants, warrants, and represents that he shall:

     Devote his full and best efforts to the fulfillment of his employment obligations; and

     Exercise the highest degree of loyalty and the highest standards of conduct in the performance of his duties.

Subject to the covenants of Section 8 herein, this Section 3 shall not be construed as preventing the Executive from investing assets in such form or manner as will not require his services in the daily operations of the affairs of the companies in which such investments are made, so long as such investments in any company that competes with the Company constitutes less than one percent (1%) of the total equity of such company.


     Section 4  Compensation

As remuneration for all services to be rendered by the Executive during the term of this Agreement, and as consideration for complying with the terms of this Agreement, the Company shall pay and provide to the Executive the following.

     4.1   Base Salary. The Company shall pay the Executive a Base Salary in
           -----------
an amount which shall be established from time to time by the Board of Directors or the Board's designee provided, however, that such Base Salary rate shall not be less than $400,000 each year of this Agreement. This Base Salary shall be paid to the Executive in substantially equal bimonthly installments throughout the year, consistent with the normal payroll practices of the Company.

The annual Base Salary shall be reviewed at least annually following the Effective Date of this Agreement, while this Agreement is in force, to ascertain whether, in the sole judgment of the Board or the Board's designee, such Base Salary should be increased, based primarily on the performance of the Executive during the year. If so increased, the Base Salary as stated above shall, likewise, be increased for all purposes of this Agreement.

Notwithstanding the foregoing, if at any time during the term of this Agreement the Company experiences extraordinary business conditions, including but not limited to reduced profitability and other financial strains, which warrant an overall reduction in the compensation of the Company's top management employees, then the

Company shall have the right to reduce the Executive's Base Salary consistent with the overall reduction in management compensation (i.e., the Base Salary of
                                                       ----
the Executive will not be singled out for reduction in a manner that is inconsistent to that provided to other executives of the Company).

     4.2   Annual Bonus. The Company shall provide the Executive with the
           ------------
opportunity to earn an annual cash bonus, at a level which is commensurate with the opportunity typically offered to executives having the same or similar duties and responsibilities as the Executive at companies similar in size and character to the Company and the Parent, provided that the Executive's annual cash bonus shall be at a level which is no less than the commensurate level of annual cash bonus for other executives of the Company.

Nothing in this paragraph shall be construed as preventing the Company from changing and/or amending the annual bonus/incentive plan, including the amount of the annual target bonus, so long as such changes applicable to the Executive are equally applicable to other executives of the Company (i.e., the annual
                                                           ----
bonus opportunity of the Executive will not be singled out for reduction or modification in a manner inconsistent to that provided to other executives of the Company).

     4.3   Long-Term Incentives. The Company shall provide the Executive the
           --------------------
opportunity to earn a long-term incentive award, at a level which is commensurate with the opportunity typically offered to executives having the same or similar duties and responsibilities as the Executive at companies similar in size and in character to the Company and the Parent, provided that the Executive's long-term incentives shall be at a level which is no less than the commensurate level of long-term incentives for other executives of the Company (provided that, for purposes of this Agreement, the option grant being
         -------------
made pursuant to this Paragraph 4.3 shall be deemed to be commensurate with the awards being made to other employees contemporaneously with the grant of such option).

Nothing in this paragraph shall be construed as preventing the Company from changing, and/or amending any of the Company's long-term incentive plans, including the amount of the target long-term incentive, so long as such changes applicable to the Executive are equally applicable to other executives of the Company (i.e., the long-term incentive award opportunity of the Executive will
         ----
not be singled out for reduction or modification in a manner inconsistent to that provided to other executives of the Company) and so long as such changes do not apply with respect to any long-term incentives previously granted and outstanding.

On or as soon as practicable after December 26, 1995 (the "Demutualization Date"), the Executive shall receive options under the 1994 Long Term Incentive Term Plan (the "LTIP") to purchase a number of shares equal to one and sixth-tenths percent of the number of shares outstanding immediately following the underwritten public offering of the common stock occurring as soon as practicable following the Demutualization Date (the "IPO"), which would be one hundred sixty thousand (160,000) shares of the Parent's common stock (assuming for this purpose that there are 10 million shares outstanding immediately following the IPO). The options with respect to twenty-five percent (25%) of the number of shares granted shall become exercisable on each of the second, third, fourth and fifth anniversaries of the date the option is granted (so long as the Executive is employed by the Company on each such anniversary date). The per share exercise price with respect to such option shall be equal to the Conversion Value, as defined in the LTIP.

     4.4   Retirement Benefits. Subject to Paragraph 4.7, the Company shall
           -------------------
provide the Executive with participation in all existing qualified defined benefit and defined contribution retirement plans including the pension plan and the 401(k) savings plan, subject to the eligibility and participation requirements of each plan.

Such retirement benefits shall further include the Executive's participation in:

           (i)   The Supplemental Retirement. The purpose of this nonqualified
                 ---------------------------
                 retirement arrangement is to replace benefits lost by the Executive under the Company's Home Office Retirement Plan, due to limitations imposed by Internal Revenue Code Sections 415 and

                 401(a)(17), and by the Executive's deferral of pay under the Company's Deferred Compensation Plan. The terms and conditions of this nonqualified retirement arrangement are described in and controlled by the Company's Supplemental Retirement Plan document. However, this Agreement provides additional vesting of the Supplemental Retirement Plan benefits in the event of the Executive's employment termination due to death (see Paragraph 6.2 herein), Disability (see Paragraph 6.3 herein), in the event of an involuntary termination by the Company (see Paragraph 6.5), or in the event of a Qualifying Termination (see Paragraphs 7.2 and 7.3(h)).

           (ii)  The Money Purchase Special Deferred Compensation Plan.
                 ----------------------------------------------------------
                 The purpose of this nonqualified money purchase retirement arrangement is to supplement the Executives' benefits under the Company's Home Office Retirement Plan, since the benefit formula thereunder was reduced subsequent to the Executive's recruitment to the Company. Under the Money Purchase Plan, the Company makes annual, tax-deferred contributions to the Executive's account of not less than nine percent (9%) or more than twelve percent (12%) of the Executive's annual salary and incentive compensation. Deposits are credited with an eight percent (8%) rate of return. Notwithstanding any other provision hereof, except as expressly provided otherwise in the Money Purchase Special Deferred Compensation Plan document, deposits and interest so credited shall be paid to the Executive upon employment termination for any cause whatsoever. The terms and conditions of the Money Purchase Plan are further described in and controlled by the provisions of the Money Purchase Special Deferred Compensation Plan document.

     4.5   Employee Benefits. Subject to Paragraph 4.7, during the term of
           -----------------
this Agreement, and as otherwise provided within the provisions of each of the respective plans, the Company shall provide to the Executive all benefits which other employees of the Company are entitled to receive, in accordance with the terms and conditions of any policies or plans applicable to such benefits.

The Executive shall likewise participate in any additional benefit as may be established during the term of this Agreement, by standard written policy of the Company.

Such Benefits shall include, but not be limited to, short- and long-term disability insurance. The short-term disability coverage shall provide the Executive one hundred percent (100%) of his basic monthly earnings (i.e., Base
                                                                    ----
Salary) for the first six (6) months of total disability (as such items and benefits are further described within the provisions of the Company's Short-Term Disability Plan). The long-term disability coverage shall provide the Executive seventy percent (70%) of his basic monthly earnings (i.e., Base Salary), reduced
                                                     ----
by other income benefits such as Workers Compensation, retirement benefits from the Company, and Social Security benefits (as such terms and benefits are further described within the provisions of the Company's Long-Term Disability
Plan). For purposes of these short- and long-term disability benefits, the definition of "disability" shall be based upon the Executive's occupation as Chairman of the Board, President, and Chief Executive Officer.

     4.6   Perquisites. Subject to Paragraph 4.7 and Board approval, the
           -----------
Company shall provide to the Executive all perquisites to which other executives of the Company are entitled to receive, and such other perquisites which are suitable to the character of the Executive's position with the Company and adequate for the performance of his duties hereunder.

     4.7   Right to Change Plans. By reason of Paragraphs 4.4, 4.5, and 4.6
           ---------------------
herein, the Company shall not be obligated to institute, maintain, or refrain from changing, amending, or discontinuing any benefit plan, program, or perquisite, so long as such changes applicable to the Executive are equally applicable to other executives of the Company (i.e., the benefits of the
                                               ----
Executive will not be singled out for reduction or modification in a manner inconsistent to that provided to other executives of the Company).

     Section 5  Expenses

The Company shall pay, or reimburse the Executive, for all ordinary and necessary expenses in a reasonable amount which the Executive incurs in performing his duties under this Agreement including, but not limited to, travel, entertainment, professional dues and subscriptions, and all dues, fees, and expenses associated with membership in various professional, business, and civic associations and societies of which the Executive's participation is in the best interest of the Company. The expenses will be accounted for and reimbursed through the Company's normal expense reporting and approval process.


     Section 6  Employment Terminations

     6.1   Termination Due to Retirement. In the event the Executive's
           -----------------------------
employment is terminated, while this Agreement is in force, by reason of voluntary Normal Retirement by the Executive (as defined under the then established rules of the Company's tax-qualified retirement plan), the Executive's benefits shall be determined in accordance with the Company's retirement, survivor's benefits, insurance, and other applicable programs then in effect.

Upon the effective date of such termination, the Company shall pay to the Executive his full Base Salary (at the rate then in effect as provided in Paragraph 4.1 herein), accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the Effective Date of Termination. The Executive also shall receive a pro rata bonus payment under both the annual and the long-term incentive plans, based upon the level of achievement of the preestablished performance goals up through and including the Effective Date of Termination as determined in good faith by the Board, plus all other benefits to which the Executive has a vested right to at that time. The Company's obligation to pay and provide to the Executive Base Salary, annual bonus, and long-term incentives (as provided in Paragraphs 4.1, 4.2, and 4.3 herein, respectively), shall immediately thereafter expire and, with the exception of the covenants contained in Section 8 herein (which shall survive such termination), the Company, the Parent and the Executive thereafter shall have no further obligations under this Agreement.

     6.2   Termination Due to Death. In the event of the death of the
           ------------------------
Executive during the term of this Agreement, or during any period of Disability during which the Executive is receiving compensation pursuant to Paragraph 6.3 herein, the Company shall pay to the Executive's surviving spouse, or other beneficiary as so designated by the Executive during his lifetime, or to the Executive's estate, as appropriate, all benefits to which the Executive had a vested right to pursuant to this Agreement. This shall include Base Salary (at the rate then in effect as provided in Paragraph 4.1 herein), accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the date of death. The Executive also shall receive a bonus equal to the product (the "Bonus Payment Amount") of (i) the
                                                                      -
Executive's annual Base Salary at the highest rate in effect at any time prior to or upon the Effective Date of Termination times (ii) the greater of (A) the
                                                    --                  -
average of the rate of annual bonus paid to the Executive in respect of the three calendar years ended immediately prior to the Effective Date of Termination and (B) 75%. The Executive shall also receive a cashout of
                 -
previously vested long-term incentives.

The Executive's unvested outstanding (i) stock options, (ii) phantom shares and
                                      -                  --
(iii) other incentives or awards (including, without limitation, any outstanding
 ---
award of restricted stock or performance shares) will be vested and cashed out upon the Executive's death. The Executive's benefits accrued to date under the Guarantee Life Insurance Company Supplemental Retirement Plan also shall become immediately fully vested upon the death of the Executive and payable in accordance with the terms of such Plan in a single lump sum payment.

The Company's obligation to pay and provide to the Executive Base Salary, annual bonus, and long-term incentives (as provided in Paragraphs 4.1, 4.2, and 4.3 herein, respectively), shall immediately thereafter expire and, the Company and the Parent shall have no further obligations under this Agreement.

     6.3   Termination Due to Disability. In the event that the Executive
           -----------------------------
becomes Disabled during the term of this Agreement and is, therefore, unable to perform his duties herein for a period of more than one hundred eighty (180) calendar days in the aggregate, whether or not consecutive, during any period of twelve (12) consecutive months, or in the event of the Board's reasonable expectation that the Executive's Disability will exist for more than a period of one hundred eighty (180) calendar days, the Company shall have the right to terminate this Agreement and the Executive's employment hereunder. However, the Board shall deliver written notice to the Executive of the Company's intent to terminate for Disability at least thirty (30) calendar days prior to the effective date of such termination.

A termination for Disability shall become effective upon the end of the thirty
(30) day notice period. Upon such effective date, the Company shall pay to the Executive all benefits to which the Executive has a vested right to at that time. This shall include Base Salary (at the rate then in effect as provided in Paragraph 4.1 herein) accrued vacation pay, unreimbursed business expenses, and all other items earned and owed to the Executive through and including the Effective Date of Termination. The Executive also shall receive a bonus equal to the Bonus Payment Amount, and a cashout of previously vested long-term incentives.

The Executive's unvested outstanding (i) stock options, (ii) phantom shares and
                                      -                  --
(iii) other incentives or awards (including, without limitation, any outstanding
 ---
award of restricted stock or performance shares) will be vested and cashed out upon the Executive's Disability.

The Executive's benefits accrued to date under the Guarantee Life Insurance Company Retirement Plan also shall become immediately vested upon the effective date of the Executive's Disability and payable in accordance with the terms of such Plan in a single lump sum payment.

Further, subject to the fulfillment of the definition of "disability" (which shall be defined based upon the Executive's occupation as Chairman of the Board, President, and Chief Executive Officer, similar to the definition required below in this Paragraph 6.3) as provided under the terms of the Company's short- and long-term disability insurance plans, the Executive shall participate in these benefits to the extent provided within the provisions of the respective plan.

Thereafter, the Company's obligation to pay and provide to the Executive Base Salary, annual bonus, and long-term incentives (as provided in Paragraphs 4.1, 4.2, and 4.3, respectively), shall immediately expire and, with the exception of the covenants contained in Section 8 herein (which shall survive such termination), the Company, the Parent and the Executive thereafter shall have no further obligations under this Agreement.

The term "Disability" shall mean, for all purposes of this Agreement, the incapacity of the Executive, due to injury, illness, disease, or bodily or mental infirmity, to engage in the performance of substantially all of the usual duties of employment as Chairman of the Board, President and Chief Executive Officer, as contemplated by Section 2 herein, such Disability to be determined by the Board of Directors upon receipt and in reliance on competent medical advice from one or more individuals, selected by the Board and acceptable to the Executive, who are qualified to give such professional medical advice. Notwithstanding the above, no Disability of the Executive shall exist under this Agreement unless a Disability is found to exist under the Company's Long-Term Disability Plan.

It is expressly understood that the Disability of the Executive for a period of one hundred eighty (180) calendar days or less in the aggregate during any period of twelve (12) consecutive months, in the absence of any reasonable expectation that his Disability will exist for more than such a period of time, shall not constitute a failure by him to perform his duties hereunder and shall not be deemed a breach or default and the Executive shall receive full compensation for any such period of Disability or for any other temporary illness or incapacity during the term of this Agreement.

     6.4   Voluntary Termination by the Executive. Following the end of the
           --------------------------------------
Initial Term, the Executive may terminate this Agreement at any time by giving the Board of Directors written notice of his intent to terminate, delivered at least ninety (90) calendar days prior to the effective date of such termination (such period not to include vacation). Any termination by the Executive pursuant to this Paragraph 6.4 automatically shall become effective upon the expiration of the notice period related thereto.

Upon the effective date of any such voluntary termination, the Company shall pay to the Executive his full Base Salary (at the rate then in effect as provided in Paragraph 4.1 herein), accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the Effective Date of Termination. The Executive also shall receive all other benefits to which he has a vested right to at that time. However, no pro rata payment will be made under the annual bonus or long-term incentive plans for performance years or periods then in progress which are not yet vested, and the Company's obligation to pay and provide the Executive Base Salary, annual bonus, and long-term incentives (as provided in Paragraphs 4.1, 4.2, and 4.3 herein, respectively) shall immediately expire. With the exception of the covenants contained in Section 8 herein (which shall survive such termination), the Company, the Parent and the Executive thereafter shall have no further obligations under this Agreement.

     6.5   Involuntary Termination by the Company. The Company may terminate
           --------------------------------------
the Executive's employment, as provided under this Agreement, at will, at any time, by notifying the Executive in writing of its intent to terminate at least thirty (30) calendar days prior to the effective date of such termination. The termination automatically shall become effective upon the expiration of the notice period, and the Executive shall receive the benefits provided below in this Paragraph 6.5.

The failure to reelect the Executive to any one or more of the positions of Chairman of the Board, President, or Chief Executive Officer of the Company or the Parent shall be treated as an involuntary termination of the Executive's employment. Such termination shall become effective upon the earliest expiration of the Executive's term as Chairman of the Board, President, or Chief Executive Officer of the Company or the Parent, and the Executive shall receive the benefits provided below in this Paragraph 6.5. Additionally, if (i) either the
                                                                 -
Company or the Parent materially breaches any obligation to the Executive hereunder and does not cure such breach within 30 days of receipt of notice form the Executive or (ii) the Company delivers a notice to the Executive pursuant to
                  --
Section 1 stating that the Company does not wish to have the term of the Agreement automatically extended (a "Nonrenewal Notice"), then, in either case, the Executive may elect, by written notice to the Company within 90 days thereafter (the "Elective Termination Notice"), to treat the Nonrenewal Notice as an involuntary termination of his employment with the Company effective as of the date the Elective Termination Notice is sent by the Executive in accordance with the provision of Section 10.2 hereof. In any such event, the Executive shall receive the benefits provided below in this Paragraph 6.5.

Upon the effective date of any such termination described in this Paragraph 6.5, the Company shall pay to the Executive all benefits which the Executive has a vested right to at that time. This shall include Base Salary (at the rate then in effect as provided in Paragraph 4.1 herein), accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the Effective Date of Termination. The Executive also shall receive a bonus for that year equal to the product of (i) the Bonus
                                                                  -
Payment Amount and (ii) a fraction, the numerator of which is the number of full
                    --
completed months in the bonus plan year through the Effective Date of Termination, and the denominator of which is twelve (12). The Executive shall also receive a cashout of previously vested long-term incentives. Unvested long-term incentives, including all outstanding stock options, phantom stock and other unvested incentives or awards (including, without limitation, any outstanding award of restricted stock or performance shares) also shall be fully vested and cashed out upon an involuntary termination.

The Executive's benefits accrued through the Effective Date of Termination under the Guarantee Life Insurance Company Supplemental Retirement Plan also shall become immediately vested upon Executive's Effective Date of Termination and payable in accordance with the terms of such Plan in a single lump sum payment.

Also, as severance pay, the Company shall continue to pay the Executive an amount equal to the product of two times his annual Base Salary at the highest rate in effect at any time prior to or upon the Effective Date of Termination, with such amount to be paid to the Executive in substantially equal bimonthly installments over the twenty-four (24) month period from the date of termination. The Company shall also pay the Executive in substantially equal bimonthly installments over the twenty-four (24) month period from the Effective Date of Termination an amount equal to the product of two times the Executive's then current annual maximum bonus opportunity under the annual bonus plan (as provided in Paragraph 4.2 herein).

As soon as practicable after the Effective Date of Termination, the Company shall also pay the Executive a lump sum amount equal to the present value of the additional retirement benefits that the Executive would have accrued (including the benefits which would have accrued under the terms of the Guarantee Life Insurance Company Supplemental Retirement Plan) had he continued to perform services for the Company for two additional years at the same rate of compensation (including for this purpose an annual bonus equal to the Bonus Payment Amount) as was in effect immediately prior to the Effective Date of Termination. The present value payable hereunder shall be calculated using the discount rate and such other assumptions as are currently used for purposes of funding amounts credited under the Guarantee Life Insurance Company Supplemental Retirement Plan.

The Company shall also continue for a twenty-four (24) month period from the Effective Date of Termination, the Executive's medical, group term life, and disability insurance coverages. These benefits shall be provided by the Company at the same premium to the Executive, and at the same coverage levels in effect at the time of termination. During the first eighteen (18) months of this twenty-four (24) month period, the benefits set forth herein shall be provided to the Executive in compliance with the terms of the Consolidated Omnibus Budget Reconciliation Act ("COBRA"). These insurance benefits will be discontinued prior to the end of the twenty-four (24) month period in the event the Executive receives substantially similar benefits from a subsequent employer, as determined in good faith by the Board of Directors. For purposes of enforcing this paragraph, to the extent necessary for the Company to make an off-set decision, the Executive shall have a duty to keep the Company informed as to the terms and conditions of any subsequent employment and the corresponding benefits from employment and shall provide or cause to provide to the Company, in writing, correct, complete and timely information concerning the same.

With the exception of the covenants contained in Section 8 herein (which shall survive such termination), and with the exception of the payments and benefits described in this Paragraph 6.5, the Company, the Parent and the Executive thereafter shall have no further obligations under this Agreement. Further, benefits provided under this Paragraph 6.5 shall be in lieu of all other benefits provided to the Executive under the provisions of this Agreement including, but not limited to, those benefits provided under Section 7 herein.

           6.6 Termination for Cause. Nothing in this Agreement shall be
               ---------------------
construed to prevent the Board of the Parent from terminating the Executive's employment under this Agreement for "Cause." In the event the Board of the Parent determines that Cause exists, the Board shall deliver written notice to the Executive. Upon receipt of this written notification, all provisions of this Agreement shall terminate, except for the provisions of Section 8 herein (which shall survive such termination).

The Company shall pay the Executive his full Base Salary (at the rate then in effect as provided in Paragraph 4.1 herein), accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the date notice of a "for Cause" termination is delivered to the Executive. The Executive also shall receive all other benefits to which he has a vested right at that time. However, no pro rata payment will be made under the annual bonus or long-term incentive plans for performance years or periods then in progress, and the Company's obligation to pay and provide the Executive Base Salary, annual bonus, and long-term incentives (as provided in Paragraphs 4.1, 4.2, and 4.3 herein, respectively) after the Effective Date of the "For Cause" Termination shall immediately expire. The Company, the Parent and the Executive thereafter shall have no further obligations under this Agreement.

For purposes of this Agreement, "Cause" shall mean the occurrence of any one or more of the following:

          (i) The Executive is convicted of or pleads guilty to any felony or any act of fraud or embezzlement; or

          (ii) The Executive engages in conduct or activities involving moral turpitude and such conduct or activities are materially damaging to the property, business or reputation of the Company or the Parent; or

          (iii) The Executive breaches this Agreement in any material respect and fails to cure the breach within ten (10) calendar days after notice thereof from the Company; or

          (iv) The Executive persistently fails or refuses to comply with any written direction of the Board of Directors of the Company or the Parent (such direction not being inconsistent with this Agreement); or

          (v) The Executive embezzles or knowingly, and with intent, misappropriates any property of the Company or the Parent, or unlawfully appropriates any corporate opportunity of the Company or the Parent; or

          (vi) The Executive is removed as an officer or director by the Company or its shareholders either because, after notice and hearing by the Director of the Nebraska Department of Insurance, the failure to do so would be grounds for delinquency proceedings pursuant to The Nebraska Insurers Supervision, Rehabilitation, and, Liquidation Act (S)44-4801, et.seq. or the Executive is determined not to qualify as a
                 -------
                 director pursuant to Nebraska Insurance Laws, (S)44-211.

     6.7  Stock Cashout Alternative. If an event occurs under this Agreement
          -------------------------
which, by the terms of this Agreement, otherwise calls for the cashout of Parent shares held by the Executive, the Executive, or the Executive's beneficiaries as appropriate, shall have the right to elect to receive/maintain the shares rather than being cashed out.


     Section 7  Change in Control

     7.1  Right to Severance Benefits. The Executive shall be entitled to
          ---------------------------
receive from the Company Severance Benefits as described in Paragraph 7.3 herein, if there has been a Change in Control of the Parent (as defined in Paragraph 7.4 herein) and if, within twenty-four (24) calendar months thereafter, the Executive's employment with the Company shall end for any reason specified in Paragraph 7.2 herein as being a Qualifying Termination. In addition to such Severance Benefits, the Executive also shall receive all other benefits to which he has a vested right at that time.

     7.2  Qualifying Termination. The occurrence of any one or more of the
          ----------------------
following events within twenty-four (24) calendar months after a Change in Control of the Parent shall constitute a "Qualifying Termination," and the Company shall pay the Severance Benefits to the Executive under this Agreement:

          (a) The Company's or the Parent's involuntary termination of the Executive's employment without Cause;

          (b) The Executive's voluntary employment termination for Good Reason (as defined in Paragraph 7.5);

          (c) A successor company fails or refuses to assume the Company's and the Parent's obligations under this Agreement in their entirety, as required by Paragraph 9.1 herein; or

          (d) The Company or the Parent, or any successor company, commits a material breach of any of the provisions of this Agreement.

A Qualifying Termination also shall include an involuntary termination of the Executive, without Cause, "in contemplation of," but prior to, a Change in Control of the Parent. To be "in contemplation of" a Change in Control shall mean an involuntary termination that occurs at any time subsequent to (but in no event after an actual Change in Control):

          (i) The Board of Directors accepts, or recommends to the Parent's shareholders the acceptance, of an offer from any "Person" (other than (w) those Persons in control of the Parent as of
                              -
                 the Effective Date, (x) any Person or Persons acting on
                                      -
                 behalf of the Parent in a distribution of stock to the public, or (y) a trustee or other fiduciary holding securities under
                     -
                 an employee benefit plan of the Parent or the Company, or (z) a
                                                                            -
                 corporation owned directly or indirectly by the stockholders (immediately prior to such transaction) of the Parent in substantially the same proportions as their ownership of stock of the Parent) to become the Beneficial Owner, directly or indirectly, of securities of the Parent representing thirty percent (30%) or more of the combined voting power of the Parent's then outstanding securities; or

          (ii) The Board of Directors approves or recommends to the Parent's shareholders: (A) a plan of complete or substantial liquidation
                                -
                 of the Parent; or (B) an agreement for the sale or disposition
                                    -
                 of all or substantially all the Parent's assets; or (C) a
                                                                      -
                 merger, consolidation, or reorganization of the Parent with or involving any other corporation or entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least eighty-five percent (85%) of the combined voting power of the voting securities of the Parent (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

A "Qualifying Termination" shall also include any voluntary termination of employment by the Executive notice as to which has been given by Executive at any time within the 30-day period which commences on the first anniversary of the Change of Control and which is effected by written notice to the Company given not less than 10 business days prior to the effective date of such voluntary termination.

Except as provided in the immediately preceding paragraph, a Qualifying Termination shall not include a termination of employment by reason of death, Disability, or voluntary Normal Retirement (as such term is defined under the then-established rules of the Company's tax-qualified retirement plan), the Executive's voluntary termination without Good Reason (as defined in Paragraph
7.5 herein), or the Company's involuntary termination of the Executive's employment for Cause.

     7.3  Description of Severance Benefits. In the event that the Executive
          ---------------------------------
becomes entitled to receive Severance Benefits, as provided in Paragraphs 7.1 and 7.2 herein, the Company shall pay to the Executive and provide him with total Severance Benefits equal to the following:

          (a) A lump-sum amount equal to the Executive's unpaid Base Salary, accrued vacation pay, unreimbursed business expenses, and all other items earned by and owed to the Executive through and including the Effective Date of employment Termination.

          (b) A lump-sum amount equal to the Executive's then current annual maximum bonus opportunity, established under the annual bonus plan for the bonus plan year in which the Executive's Effective Date of Termination occurs, or, if greater, the annual maximum bonus opportunity established for the Executive during any of the prior three (3) years, multiplied by a fraction, the numerator of which is the number of full completed months in the bonus plan year through the Effective Date of Termination, and the denominator of which is twelve (12). This payment will be in lieu of any other payment to be made to the Executive under the annual bonus plan for that plan year.

          (c) A lump-sum amount equal to three (3) multiplied by the Executive's highest annual rate of Base Salary in effect at any time prior to or upon the Effective Date of Termination.

          (d)    A lump-sum amount equal to three (3) multiplied by (i)
                                                                     -
                 Executive's then current annual maximum bonus opportunity established under the annual bonus plan for the bonus plan year in which the Executive's Effective Date of Termination occurs, or, if greater, the annual maximum bonus opportunity established for the Executive during any of the prior three (3) years.

          (e) An immediate vesting and cashout of any and all outstanding long-term incentive awards held by the Executive, as granted to the Executive by the Parent, whether or not such long-term incentive awards were previously vested. This shall include outstanding stock options, restricted stock, performance shares, and phantom stock awards. The cashout shall be in a lump-sum amount equal to the Executive's accrued value of these long-term incentive grants, as of the Executive's Effective Date of Termination. This payment will be in lieu of any other payment to be made to the Executive under these long-term incentive plans.

          (f) A lump sum amount equal to the present value of the additional retirement benefits that the Executive would have accrued (including the benefits which would have accrued under the terms of the Guarantee Life Insurance Company Supplemental Retirement Plan) had he continued to perform services for the Company for three additional years at the same rate of compensation (including for this purpose an annual bonus equal to the Bonus Payment Amount) as was in effect immediately prior to the Effective Date of Termination. The present value payable hereunder shall be calculated using the discount rate and such other assumptions as are currently used for purposes of funding amounts credited under the Guarantee Life Insurance Company Supplemental Retirement Plan.

          (g) A continuation for a thirty-six month period of the Executive's medical, group term life, and disability insurance coverages. These benefits shall be provided by the Company to the Executive beginning immediately upon the Effective Date of Termination. Such benefits shall be provided to the Executive at the same premium cost to the Executive, if any, and at the same coverage level, as in effect as of the Executive's Effective Date of Termination. Further, during the first eighteen (18) months of the stated continuation period, the medical insurance benefits set forth herein shall be provided to the Executive in compliance with the terms of the Consolidated Omnibus Reconciliation Act ("COBRA").

                 However notwithstanding the above, these insurance benefits shall be discontinued prior to the end of the stated continuation period in the event the Executive receives substantially similar benefits from a subsequent employer, as determined solely by the Board in good faith. For purposes of enforcing this offset provision, the Executive shall be deemed to have a duty to keep the Company informed as to the terms and conditions of any subsequent employment and the corresponding benefits earned from such employment and shall provide, or cause to provide, to the Company in writing correct, complete, and timely information concerning the same.

          (h) The Executive shall be entitled, at the expense of the Company, to receive standard outplacement services from a nationally recognized outplacement firm of the Executive's selection, for a period of up to two (2) years from the Effective Date of Termination. However, such services shall be at the Company's expense to a maximum amount not to exceed twenty-five percent (25%) of the Executive's annual rate of Base Salary as of the Effective Date of Termination.

          (i) The Executive's benefits accrued to date under the Guarantee Life Insurance Company Supplemental Retirement Plan also shall become immediately fully vested upon the Effective Date of Termination. These benefits shall be paid to the Executive as provided under the terms and provisions of the Supplemental Retirement Plan document.

With the exception of the covenants contained in Section 8 herein (which shall survive such termination), and with the exception of the payments and benefits described in this Paragraph 7.3, and all other then-vested benefits of the Executive which have not been cashed out, the Company, the Parent and the Executive thereafter shall have no further obligations under this Agreement.

     7.4  Definition of "Change in Control". "Change in Control" shall be deemed
          --------------------------------
to have occurred as of the first day that any one or more of the following conditions shall have been satisfied.

          (i)    Any "Person" (other than (w) those Persons in control of the
                                           -
                 Parent as of the Effective Date, (x) any Person or Persons
                                                   -
                 acting on behalf of the Parent in a distribution of stock to the public, (y) a trustee or other fiduciary holding securities
                              -
                 under an employee benefit plan of the Parent, or (z) a
                                                                   -
                 corporation owned directly or indirectly by the stockholders (immediately prior to such transaction) of the Parent in substantially the same proportions as their ownership of stock of the Parent) becomes the Beneficial Owner, directly or indirectly, of securities of the Parent representing thirty percent (30%) or more of the combined voting power of the Parent's then outstanding securities; or

          (ii) The Board of Directors or the Parent's shareholders and, where required under applicable law, the Nebraska Department of Insurance, approve: (A) a plan of complete or substantial
                                      -
                 liquidation of the Parent; or (B) an agreement for the sale
                                                -
                 or disposition of all or substantially all the Parent's assets; or (C) a merger, consolidation, or reorganization of the
                     -
                 Parent with or involving any other corporation or entity, other than a merger, consolidation, or reorganization that would result in the voting securities of the Parent outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least eighty-five percent (85%) of the combined voting power of the voting securities of the

                 Parent (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization; or

          (iii) During any period of eighteen (18) consecutive months commencing after the date of the first annual meeting of shareholders following the Demutualization Date at which directors are elected, individuals who at the beginning of such period constitute the Board, and any new directors whose election by the Board or nomination for election by the Parent's stockholders was approved by a vote of at least two-thirds of directors then still in office who either (x) were
                                                                      -
                 elected as directors by a vote of the shareholders and were directors at the beginning of the period or (y) whose
                                                              -
                 election or nomination for election was previously approved by two-thirds of the directors then in office who were elected as directors by a vote of the shareholders, cease for any reason to constitute a majority thereof.

However, in no event shall a Change in Control be deemed to have occurred, with respect to the Executive, if the Executive is part of a purchasing group which consummates the Change-in-Control transaction. The Executive shall be deemed "part of a purchasing group" for purposes of the preceding sentence if the Executive is an equity participant in the purchasing company or group (except for: (i) passive ownership of less than one percent (1%) of the stock of the
      -
purchasing company; or (ii) ownership of equity participation in the purchasing
                        --
company or group which is otherwise not significant, as determined in good faith prior to the Change in Control by a majority of the nonemployee continuing directors of the Parent).

For purposes of this Paragraph 7.4, the term "Person" shall have the meaning ascribed to such term under Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Further, the term "Beneficial Owner" shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

     7.5  Definition of "Good Reason". "Good Reason" means, without the
          ---------------------------
Executive's express written consent, the occurrence after a Change in Control of the Parent of any one or more of the following:

          (i) The assignment of the Executive to duties materially inconsistent with the Executive's authorities, duties, responsibilities, and status (including offices, titles, and reporting requirements) as an executive and/or officer of the Company or the Parent, or a material reduction or alteration in the nature or status of the Executive's authorities, duties, or responsibilities from those in effect as of ninety (90) days prior to the Change in Control, unless such act is remedied by the Company or the Parent within 10 business days after receipt of written notice thereof given by the Executive.

          (ii) A reduction by the Company of the Executive's Base Salary in effect on the Effective Date hereof, or as the same shall be increased from time to time, unless such reduction is less than ten percent (10%) and is either (a) replaced by an incentive
                                                  -
                 opportunity equal in value; or is (b) consistent and
                                                    -
                 proportional with an overall reduction in management compensation due to extraordinary conditions, as further provided in Paragraph 4.1 herein (i.e., the Base Salary of the
                                                   ----
                 Executive will not be singled out for reduction in a manner inconsistent to a reduction imposed on other executives of the Company);

          (iii) The failure of the Company to continue in effect any of the Company's annual and long-term incentive compensation plans, or employee benefit or retirement plans, policies, practices, or other compensation arrangements in which the Executive participates unless such failure to continue the plan, policy, practice, or arrangement pertains to all plan participants generally and the lost value is being replaced by a new plan, policy, practice, or arrangement of reasonably equivalent value; or the failure by the Company to continue the Executive's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Change in Control of the Parent, unless such act is remedied by the Company within 10 business days after receipt of written notice thereof given by the Executive; and

          (iv) The failure of the Company and the Parent to obtain an agreement, in form and substance that is reasonably satisfactory to the Executive, from any successor to the Parent to assume and agree to perform the obligations of the Company and the Parent under this Agreement, as contemplated in Paragraph 9.1 herein.

The Executive's right to terminate employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason herein.

     7.6  Excise Tax.
          -----------

          (a)    Prior to December 27, 1997. In the event that a Qualifying
                 --------------------------
                 Termination occurs prior to December 27, 1997 and the independent public accountants for the Company (the "Accountants") determine that, if the benefits to be provided under Paragraph 7.3 were paid to Executive, Executive would incur an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), and the Company would be denied a deduction under Section 280G of the Code for all or some of the amounts to be paid to Executive, the amounts payable to Executive pursuant to Paragraph 7.3 shall be reduced so that the amount payable to Executive hereunder is the greatest amount (as determined by the Accountants) that may be paid by the Company to Executive without any such amount being subject to an excise tax under Section 4999 or being nondeductible for the Company pursuant to Section 280G. If the amounts to be paid to Executive are to be so reduced, Executive shall be given the opportunity to designate which benefits shall be reduced and in what order of priority.

                 If Executive receives payments under Section 7.3 or reduced payments and benefits under this Paragraph 7.6 and if it is established pursuant to a final determination of a court or an Internal Revenue Service proceeding that, notwithstanding the good faith of the Executive and the Company in applying the terms of this Agreement, the aggregate amount paid to Executive or for his benefit would result in any amount being treated as an "excess parachute payment" for purposes of Sections 280G and 4999 of the Code, then an amount equal to the amount that would be an "excess parachute payment" shall be deemed for all purposes a loan to Executive made on the date of receipt of such excess amount, which Executive shall have an obligation to repay to the Company on demand, together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code) from the date of Executive's receipt of such excess until the date of such repayment. In the event that it is determined for any reason that the amount of "excess parachute payments" is less than originally calculated, the Company shall promptly pay to Executive the amount necessary so that, after such adjustment, Executive will have received or be entitled to receive the maximum payments payable under this Paragraph 7.6 without any of such payments constituting an "excess parachute payment," together with interest on such amount at the applicable Federal rate (as defined in Section 1274(d) of the Code). Notwithstanding anything else contained herein to the contrary, this Paragraph 7.6 shall be deemed included herein pursuant to Section 5 of the Executive Severance Plan and the Company may not amend this Paragraph 7.6 at any time earlier than the time at which it may amend such
                 Section 5.

           (b)   Change in Control After December 26, 1997. In the event that a
                 -----------------------------------------
                 Qualifying Termination occurs after December 26, 1997 and the Accountants determine that, if the benefits to be provided under Paragraph 7.3 were paid to the Executive, the Executive would incur an excise tax under Section 4999, the aggregate of all payments or benefits made or provided to the Executive under Paragraph 7.3 and under all other plans and programs of the Company (the "Aggregate Payment") would constitute a Parachute Payment, as such term is defined in Section 28OG(b)(2) of the Code, the Company shall pay to the Executive, prior to the time any excise tax imposed by Section 4999 of the Internal Revenue Code ("Excise Tax") is payable with respect to such Aggregate Payment, an additional payment in an amount which is sufficient to cover the full cost of the Excise Tax and the Executive's city, state and federal taxes (including any additional Excise Taxes imposed on such payment) with respect to the payment made hereunder. The determination of the amount to be paid to the Executive and the time of payment pursuant to this Paragraph 7.6(b) shall also be made by the Accountants.
     7.7   Timing of Payouts. All amounts due to the Executive under Paragraph
           -----------------
7.3(a), (b), (c), (d) and (e) herein shall be paid to the Executive as soon as practicable following the effective date of the Qualifying Termination, but in no event beyond thirty (30) calendar days.


     Section 8  Covenants and Remedies

     8.1 Covenants. Without the prior written consent of the Company, the
         ---------
Executive shall not, directly or indirectly:

           (a)   Disclose Information. Use, attempt to use, disclose, or
                 --------------------
                 otherwise make known to any person or entity (other than the employees, agents, officers, and/or the Board of Directors of the Company):

                 (i) Any confidential or proprietary knowledge or information, including without limitation, lists of customers or suppliers, trade secrets, know-how, inventions, discoveries, processes, products, and systems, as well as any data and records pertaining thereto, which the Executive may acquire in the course of his employment.

                 (ii) Any confidential or proprietary knowledge or information of a confidential nature (including but not limited to all unpublished matters) relating to, without limitation, the business, properties, accounting, books and records, computer systems and programs, trade secrets, products, or memoranda of the Company.

           (b)   Employment. The Executive is permanently prohibited from
                 ----------
                 soliciting for employment, or arranging to have any other person, firm, or other entity soliciting for employment, any person who is then a current employee of the Company, based on a promise of a job following the employee's resignation from the Company.

     8.2 Remedies. The Executive hereby acknowledges and agrees that, in the
         --------
event of any breach or anticipated breach of the covenants contained in this
Section 8, the Company shall be authorized and entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief as well as an equitable accounting of all profits and benefits arising out of such violation. These rights and remedies shall be cumulative, and in addition to any other rights and remedies to which the Company may be entitled, including the right to damages, directly or indirectly, sustained by the Company due to the potential irreparable injury to the Company as a result of such breach.

In the event that the Board of Directors, acting in good faith, determines that a material breach exists of any or all of these covenants, and the Executive does not cure such breach, if susceptible of cure, to the satisfaction of the Board of Directors within 10 days of notice of such breach from the Company, the Executive will immediately forfeit all unpaid awards and severance benefits otherwise payable hereunder, and will be further subject to additional injunctive and pecuniary judgments as described above.

If any court determines that the foregoing covenant, or any part thereof, is unenforceable for any reason, the duration or scope or other element of such provision, as the case may be, shall be reduced so that such provision becomes enforceable and, in its reduced form, such provision shall then be enforceable and shall be enforced.


     Section 9  Assignment

     9.1 Assignment by the Company and the Parent. This Agreement may and shall
         ----------------------------------------
be assigned or transferred to, and shall be binding upon and shall inure to the benefit of, any successor of the Company or the Parent, and any such successor shall be deemed substituted for all purposes for the "Company" and the "Parent" under the terms of this Agreement. As used in this Agreement, the term "successor" shall mean any person, firm, corporation, or business entity which at any time, whether by merger, purchase, or otherwise, acquires all or essentially all of the assets of business of the Company and the Parent. Notwithstanding such assignment, the Company and the Parent shall remain, with such successor, jointly and severally liable for all its obligations hereunder.

Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall immediately entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled in the event of a Qualifying Termination, as provided in Section 7 herein.

Except as herein provided, this Agreement may not otherwise be assigned by the Company or the Parent.

     9.2 Assignment by Executive. This Agreement shall inure to the benefit of
         -----------------------
and be enforceable by the Executive's personal or legal representatives, executors, and administrators, successors, heirs, distributees, devisees, and legatees. If the Executive should die while any amounts payable to the Executive hereunder remain outstanding, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Executive's devisee, legatee, or other designee or, in the absence of such designee, to the Executive's estate.

Executive shall not assign any obligations or responsibilities he has under this Agreement.


     Section 10  Dispute Resolution and Notice

     10.1 Dispute Resolutions. Any good faith dispute or controversy arising
          -------------------
under or in connection with this Agreement shall be settled by binding arbitration. Such proceeding shall be conducted by final and binding arbitration before a single arbitrator mutually acceptable to both the Company and the Executive, in accordance with the then applicable rules for arbitration of the Center for Public Resources, in New York.

All reasonable costs and expenses arising out of such arbitration proceedings shall be borne by the Company. The Company shall in all events also pay its own costs (including its attorneys' fees) incurred in connection with such arbitration and, unless the arbitrator determines that Executive's position with respect to the dispute in question was frivolous, the Company shall also pay or reimburse Executive for his expenses incurred in connection with the arbitration (including, without limitation, his reasonable attorneys' fees).

     10.2 Notice. Any notices, requests, demands, or other communications
          ------
provided for by this Agreement shall be sufficient if in writing and if sent by registered or certified mail to the Executive at the last address he has filed in writing with the Company or, in the case of the Company, at its principal offices.


     Section 11  Miscellaneous

     11.1 Entire Agreement. This Agreement supersedes any prior agreements or
          ----------------
understandings, oral or written, between the parties hereto and contains the entire understanding of the Company and the Executive with respect to the subject matter hereof.

     11.2 Modification. This Agreement shall not be varied, altered, modified,
          ------------
canceled, changed, or in any way amended except by mutual agreement of the parties in a written instrument executed by the parties hereto or their legal representatives. Notwithstanding anything else contained in this Agreement to the contrary, no amendment to this Agreement which (i) increases in any material fashion the benefits or compensation payable to the Executive hereunder or (ii) reduces the obligations of the Executive hereunder shall take effect prior to the first anniversary of the Demutualization Date, unless such the terms of such amendment are approved in writing by the Nebraska Department of Insurance.

     11.3 Severability. If any provision of this Agreement or the application
          ------------
thereof is held invalid, such invalidity shall not affect other provisions or applications of the Agreement that can be given effect without the invalid provision or application and, to such end, the provisions of this Agreement are declared to be severable.

     11.4 Counterparts. This Agreement may be executed in one or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same Agreement.

     11.5 Tax Withholding. The Company may withhold from any benefits payable
          ---------------
under this Agreement all Federal, state, city, or other taxes as may be required pursuant to any law or governmental regulation or ruling.

     11.6 Beneficiaries. The Executive may designate one or more persons or
          -------------
entities as the primary and/or contingent beneficiaries of any amounts to be received under this Agreement. Such designation must be in the form of a signed writing acceptable to the Board or the Board's designee. The Executive may make or change such designation at any time.

     11.7 Construction. The Section and Paragraph headings contained herein are
          ------------
for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     11.8 Recitals. The recitals contained herein are specifically remade,
          --------
restated, and fully incorporated into the terms and conditions of this Agreement.


     Section 12  Governing Law

To the extent not preempted by Federal law, the provisions of this Agreement shall be construed and enforced in accordance with the laws of the state of Nebraska.


     Section 13  Parent Guarantee

Notwithstanding anything else contained herein to the contrary, the Parent shall guarantee the performance by the Company of each of its obligations hereunder, and shall have the power to enforce any right of the Company

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

hereunder in the event that the Company shall fail to exercise such right and such failure would materially affect the rights of the Parent hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, as amended and restated, as of January 1, 1997.


                              Guarantee Life Insurance Company
                              By: /s/  Richard A. Spellman
                              -----------------------------------------------
                              Senior Vice President, General Counsel & Secretary

ATTEST:

By: /s/  Richard A. Spellman
----------------------------
     Corporate Secretary


                              The Guarantee Life Companies, Inc.
                              By: /s/  Richard A. Spellman
                              -----------------------------------------------
                              Senior Vice President, General Counsel & Secretary

ATTEST:

By: /s/  Richard A. Spellman
----------------------------
     Corporate Secretary


                              /s/  Robert D. Bates
                              ----------------------------
                                       Robert D. Bates



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